Exhibit 99.1

Kaltura Announces Financial Results for Fourth Quarter and Full Year 2024

NEW YORK, February 20, 2025 -- Kaltura, Inc. (“Kaltura” or the “Company”), the video experience cloud, today announced financial results for the fourth quarter and full year ended December 31, 2024, as well as outlook for first quarter and full year 2025.

“We surpassed our guidance for the fourth quarter, delivering record total and subscription revenue, as well as the highest Adjusted EBITDA since the second quarter of 2020, fueled by record high gross margin. We also posted sequential and year-over-year growth in gross and net dollar retention rates, and in new bookings for the third quarter in a row,” said Ron Yekutiel, Co-founder, Chairman, President and Chief Executive Officer of Kaltura.

“For the full year, we are pleased to report we achieved record annual subscription revenue, total revenue, and Adjusted EBITDA profit, surpassing our annual guidance for all. We also achieved record gross margin and cash flow from operations. We ended the year with record ARR and RPO, having delivered on our plans to reaccelerate new bookings and revenue throughout the second half of the year, and posted positive cash flow from operations for the year, for the first time since 2020.” Mr. Yekutiel continued, “As we look ahead to 2025 and beyond, we anticipate continued improvement in the market environment for enterprise video offerings, and believe our path to increased growth and profitability will be fueled by customer consolidation around our platform, maturity of our newer products, leveraging our exciting new generative artificial intelligence (“Gen AI”) capabilities, growth potential within our great customer base, and a regrowth of our sales force.”

Fourth Quarter 2024 Financial Highlights:

•    Revenue for the fourth quarter of 2024 was $45.6 million, an increase of 3% compared to $44.5 million for the fourth quarter of 2023.

•    Subscription revenue for the fourth quarter of 2024 was $43.4 million, an increase of 6% compared to $40.8 million for the fourth quarter of 2023.

•    Annualized Recurring Revenue (ARR) was $173.9 million, an increase of 6% compared to $164.7 million in 2023.

•    GAAP Gross profit for the fourth quarter of 2024 was $32.3 million, representing a gross margin of 71% compared to a GAAP gross profit of $28.6 million and gross margin of 64% for the fourth quarter of 2023.

•    Non-GAAP Gross profit for the fourth quarter of 2024 was $32.6 million, representing a non-GAAP gross margin of 71%, compared to a non-GAAP gross profit of $29.1 million and non-GAAP gross margin of 65% for the fourth quarter of 2023.

•    GAAP Operating loss was $3.8 million for the fourth quarter of 2024, compared to an operating loss of $8.8 million for the fourth quarter of 2023.

•    Non-GAAP Operating income was $1.5 million for the fourth quarter of 2024, compared to a non-GAAP operating loss of $0.3 million for the fourth quarter of 2023.

•    GAAP Net loss was $6.6 million or $0.04 per diluted share for the fourth quarter of 2024, compared to a GAAP net loss of $12.1 million, or $0.09 per diluted share, for the fourth quarter of 2023.

•    Non-GAAP Net loss was $1.3 million or $0.01 per diluted share for the fourth quarter of 2024, compared to a non-GAAP net loss of $3.6 million, or $0.03 per diluted share, for the fourth quarter of 2023.

•    Adjusted EBITDA was $2.7 million for the fourth quarter of 2024, compared to Adjusted EBITDA of $0.8 million for the fourth quarter of 2023.

•    Net cash provided by operating activities was $4.3 million for the fourth quarter of 2024, compared to $1.6 million in the fourth quarter of 2023.

Full Year 2024 Financial Highlights:

•    Revenue for the full year of 2024 was $178.7 million, an increase of 2% compared to $175.2 million for the full year of 2023.

•    Subscription revenue for the full year of 2024 was $167.7 million, an increase of 3% compared to $162.8 million for the full year of 2023.

•    GAAP Gross profit for the full year of 2024 was $119.1 million, representing a gross margin of 67% compared to a GAAP gross profit of $112.2 million and gross margin of 64% for the full year of 2023.

•    Non-GAAP Gross profit for the full year of 2024 was $120.5 million, representing a gross margin of 67% compared to a non-GAAP gross profit of $113.8 million and gross margin of 65% for the full year of 2023.

•    GAAP Operating loss was $24.1 million for the full year of 2024, compared to an operating loss of $38.7 million for the full year of 2023.

•    Non-GAAP Operating income was $2.7 million for the full year of 2024, compared a non-GAAP operating loss of $6.7 million for the full year of 2023.

•    GAAP Net loss was $31.3 million or $0.21 per diluted share for the full year of 2024, compared to a GAAP net loss of $46.4 million, or $0.34 per diluted share, for the full year of 2023.

•    Non-GAAP Net loss was $4.5 million or $0.03 per diluted share for the full year of 2024, compared to a non-GAAP net loss of $14.4 million, or $0.10 per diluted share, for the full year of 2023.

•    Adjusted EBITDA was $7.3 million for the full year of 2024, compared to an Adjusted EBITDA of negative $2.5 million for the full year of 2023.

•    Net cash provided by operating activities was $12.2 million for the full year of 2024, compared to $8.3 million net cash used in operating activities for the full year of 2023.

Fourth Quarter 2024 Business Highlights:
•Closed four new seven-digit deals and twenty-nine six-digit deals – the highest combined number of six and seven-digit deals since the third quarter of 2022.
•Highest new subscription bookings since the fourth quarter of 2022 - third quarter in a row of sequential and year-over-year growth.
•Sequential and year-over-year improvement in gross retention, and 103% Net Dollar Retention rate.
•Launched Gen AI based “Class Genie” and “Work Genie” that power real-time hyper-personalized video-first experiences. Our Beta program for evaluating our Work and Class Genies saw strong interest from dozens of large organizations.
•Kaltura’s Media and Telecom new Gen AI features for streaming services earned a place in the FEED Magazine 2024 Honors List, in the “Special Recognition in AI” category.

Financial Outlook:

For the first quarter of 2025, Kaltura expects:

•    Subscription Revenue to grow by 5%-7% year-over-year to between $43.4 million and $44.2 million.
•    Total Revenue to grow by 2%-4% year-over-year to between $45.7 million and $46.5 million.
•    Adjusted EBITDA to be in the range of $2.5 million to $3.5 million.

For the full year ending December 31, 2025, Kaltura expects:

•    Subscription Revenue to grow by 2%-3% year-over-year to between $170.4 million and $173.4 million.
•    Total Revenue to grow 1%-2% year-over-year to between $179.9 million and $182.9 million.
•    Adjusted EBITDA to be in the range of $12.7 million to $14.7 million.

The guidance provided above contains forward-looking statements and actual results may differ materially. Refer to “Forward-Looking Statements” below for information on the factors that could cause our actual results to differ materially from these forward-looking statements. Kaltura has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net loss within this press release because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. The reconciliation for Adjusted EBITDA includes but is not limited to the following items: stock-based compensation expenses, depreciation, amortization, financial expenses (income), net, provision for income tax, and other non-recurring operating expenses. These items, which could materially affect the computation of forward-looking GAAP net loss, are inherently uncertain and depend on various factors, some of which are outside of the Company’s control. The guidance above is based on the Company's current expectations relating to the macro-economic climate trends.

Additional information on Kaltura’s reported results, including a reconciliation of the non-GAAP financial measures to their most comparable GAAP measures, is included in the financial tables below.

Investor Deck

Our fourth quarter and full year 2024 Investor Deck has been posted in the investor relations page on our website at: www.investors.kaltura.com.

Conference Call

Kaltura will host a conference call today on February 20, 2025 to review its fourth quarter and full year 2024 financial results and to discuss its financial outlook.

Time:	8:00 a.m. ET
United States/Canada Toll Free:	1-877-407-0789
International Toll:	1-201-689-8562

A live webcast will also be available in the Investor Relations section of Kaltura’s website at: https://investors.kaltura.com/news-and-events/events

A replay of the webcast will be available in the Investor Relations section of the company’s web site approximately two hours after the conclusion of the call and remain available for approximately 30 calendar days.

About Kaltura

Kaltura’s mission is to power any video experience for any organization. Our Video Experience Cloud offers live, real-time, and on-demand video products for enterprises of all industries, as well as specialized industry solutions, currently for educational institutions and for media and telecom companies. Underlying our products and solutions is a broad set of Media Services that are also used by other cloud platforms and companies to power video experiences and workflows for their own products. Kaltura’s Video Experience Cloud is used by leading brands reaching millions of users, at home, at school and at work, for communication, collaboration, training, marketing, sales, customer care, teaching, learning, virtual events, and entertainment experiences.

Investor Contacts:
Kaltura
John Doherty
Chief Financial Officer
IR@Kaltura.com

Sapphire Investor Relations
Erica Mannion and Michael Funari
+1 617 542 6180
IR@Kaltura.com

Media Contacts:
Kaltura
Nohar Zmora
pr.team@kaltura.com

Headline Media
Raanan Loew
raanan@headline.media
+1 347 897 9276

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including but not limited to, statements regarding our future financial and operating performance, including our guidance; our business strategy, plans and objectives for future operations, including new products and capabilities and growth of our salesforce; our expectations regarding growth and profitability goals; and general economic, business and industry conditions, including expectations with respect to trends in customer consolidation and adoption of Gen AI technology.

In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Any forward-looking statements contained herein are based on our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent our expectations as of the date of this press release. Subsequent events may cause these expectations to change, and we disclaim any obligation to update the forward-looking statements in the future, except as required by law. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from our current expectations.

Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, the current volatile economic climate and its direct and indirect impact on our business and operations; political, economic, and military conditions in Israel and other geographies; our ability to retain our customers and meet demand; our ability to achieve and maintain profitability; the evolution of the markets for our offerings; our ability to keep pace with technological and competitive developments; risks associated with our use of certain artificial intelligence and machine learning models; our ability to maintain the interoperability of our offerings across devices, operating systems and third-party applications; risks associated with our Application Programming Interfaces, other components in our offerings and other intellectual property; our ability to compete successfully against current and future competitors; our ability to increase customer revenue; risks related to our approach to revenue recognition; our potential exposure to cybersecurity threats; our compliance with data privacy and data protection laws; our ability to meet our contractual commitments; our reliance on third parties; our ability to retain our key personnel; risks related to revenue mix and customer base; risks related to our international operations; risks related to potential acquisitions; our ability to generate or raise additional capital; and the other risks under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Securities and Exchange Commission (“SEC”), as such factors are updated in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, filed with the SEC, and as such factors may be updated from time to time in our other filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, to be filed with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investor Relations page of our website at investors.kaltura.com.

Non-GAAP Financial Measures

Kaltura has provided in this press release and the accompanying tables measures of financial information that have not been prepared in accordance with generally accepted accounting principles in the U.S. ("GAAP"), including non-GAAP gross profit, non-GAAP gross margin (calculated as a percentage of revenue), non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP operating loss, non-GAAP operating margin (calculated as a percentage of revenue), non-GAAP net loss, non-GAAP net loss per share and Adjusted EBITDA. Kaltura defines these non-GAAP financial measures as the respective corresponding GAAP measure, adjusted for, as applicable: (1) stock-based compensation expense; (2) the amortization of acquired intangibles; (3) facility exit and transition costs; (4) restructuring charges; and (5) war-related costs. Kaltura defines EBITDA as net profit (loss) before financial expenses (income), net, provision for income taxes, and depreciation and amortization expenses. Adjusted EBITDA is defined as EBITDA (as defined above), adjusted for the impact of certain non-cash and other items that we believe are not indicative of our core operating performance, such as non-cash stock-based compensation expenses, facility exit and transition costs, restructuring charges and other non-recurring operating expenses. We believe these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to Kaltura’s financial condition and results of operations. These non-GAAP metrics are a supplemental measure of our performance, are not defined by or presented in accordance with GAAP, and should not be considered in isolation or as an alternative to net profit (loss) or any other performance measure prepared in accordance with GAAP. Non-GAAP financial measures are presented because we believe that they provide useful supplemental information to investors and analysts regarding our operating performance and are frequently used by these parties in evaluating companies in our industry. By presenting these non-GAAP financial measures, we provide a basis for comparison of our business operations between periods by excluding items that we do not believe are indicative of our core operating performance. We believe that investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations.

Additionally, our management uses these non-GAAP financial measures as supplemental measures of our performance because they assist us in comparing the operating performance of our business on a consistent basis between periods, as described above. Although we use the non-GAAP financial measures described above, such measures have significant limitations as analytical tools and only supplement but do not replace, our financial statements in accordance with GAAP. See the tables below regarding reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures.

Key Financial and Operating Metrics

Annualized Recurring Revenue. We use Annualized Recurring Revenue (“ARR”) as a measure of our revenue trend and an indicator of our future revenue opportunity from existing recurring customer contracts. We calculate ARR by annualizing our recurring revenue for the most recently completed fiscal quarter. Recurring revenues are generated from SaaS and PaaS subscriptions, as well as term licenses for software installed on the customer's premises (“On-Prem”). For the SaaS and PaaS components, we calculate ARR by annualizing the actual recurring revenue recognized for the latest fiscal quarter. For the On-Prem components for which revenue recognition is not ratable across the license term, we calculate ARR for each contract by dividing the total contract value (excluding professional services) as of the last day of the specified period by the number of days in the contract term and then multiplying by 365. Recurring revenue excludes revenue from one-time professional services and setup fees. ARR is not adjusted for the impact of any known or projected future customer cancellations, upgrades or downgrades or price increases or decreases. The amount of actual revenue that we recognize over any 12-month period is likely to differ from ARR at the beginning of that period, sometimes significantly. This may occur due to new bookings, cancellations, upgrades or downgrades, pending renewals, professional services revenue, foreign exchange rate fluctuations and acquisitions or divestitures. ARR should be viewed independently of revenue as it is an operating metric and is not intended to be a replacement or forecast of revenue. Our calculation of ARR may differ from similarly titled metrics presented by other companies.

Net Dollar Retention Rate. Our Net Dollar Retention Rate, which we use to measure our success in retaining and growing recurring revenue from our existing customers, compares our recognized recurring revenue from a set of customers across comparable periods. We calculate our Net Dollar Retention Rate for a given period as the recognized recurring revenue from the latest reported fiscal quarter from the set of customers whose revenue existed in the reported fiscal quarter from the prior year (the numerator), divided by recognized recurring revenue from such customers for the same fiscal quarter in the prior year (denominator). For annual periods, we report Net Dollar Retention Rate as the arithmetic average of the Net Dollar Retention Rate for all fiscal quarters included in the period. We consider subdivisions of the same legal entity (for example, divisions of a parent company or separate campuses that are part of the same state university system) ,as well as Value-add Resellers (“VARs”) (meaning resellers that directly manage the relationship with the customer) and the customers they manage, to be a single customer for purposes of calculating our Net Dollar Retention Rate. Our calculation of Net Dollar Retention Rate for any fiscal period includes the positive recognized recurring revenue impacts of selling new services to existing customers and the negative recognized recurring revenue impacts of contraction and attrition among this set of customers. Our Net Dollar Retention Rate may fluctuate as a result of a number of factors, including the growing level of our revenue base, the level of penetration within our customer base, expansion of products and features, and our ability to retain our customers. Our calculation of Net Dollar Retention Rate may differ from similarly titled metrics presented by other companies.

Remaining Performance Obligations. Remaining Performance Obligations represents the amount of contracted future revenue that has not yet been delivered, including both subscription and professional services revenues. Remaining Performance Obligations consists of both deferred revenue and contracted non-cancelable amounts that will be invoiced and recognized in future periods. We expect to recognize 58% of our Remaining Performance Obligations as revenue over the next 12 months, and the remainder over the next four years. However, we cannot guarantee that any portion of our Remaining Performance Obligations will be recognized as revenue within the timeframe we expect or at all.

Consolidated Balance Sheets (U.S. dollars in thousands; Unaudited)

	December 31,
	2024	2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$33,059	$36,684
Marketable securities	48,275	32,692
Trade receivables	19,978	23,312
Prepaid expenses and other current assets	9,481	8,410
Deferred contract acquisition and fulfillment costs, current	10,765	10,636

Total current assets	121,558	111,734

LONG-TERM ASSETS:
Marketable securities	3,379	5,844
Property and equipment, net	16,190	20,113
Other assets, noncurrent	2,983	3,100
Deferred contract acquisition and fulfillment costs, noncurrent	13,605	17,314
Operating lease right-of-use assets	12,308	13,872
Intangible assets, net	212	689
Goodwill	11,070	11,070

Total noncurrent assets	59,747	72,002

TOTAL ASSETS	$181,305	$183,736

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current portion of long-term loans	3,110	1,612
Trade payables	3,265	3,629
Employees and payroll accruals	15,399	12,651
Accrued expenses and other current liabilities	14,262	17,279
Operating lease liabilities	2,504	2,374
Deferred revenue, current	63,123	62,364

Total current liabilities	101,663	99,909

NONCURRENT LIABILITIES:
Deferred revenue, noncurrent	67	369
Long-term loans, net of current portion	29,153	33,047
Operating lease liabilities, noncurrent	15,263	17,796
Other liabilities, noncurrent	10,772	2,295

Total noncurrent liabilities	55,255	53,507

TOTAL LIABILITIES	$156,918	$153,416
STOCKHOLDERS' EQUITY:
Common stock	15	14
Treasury stock	(7,801)	(4,881)
Additional paid-in capital	500,024	471,635
Accumulated other comprehensive income (loss)	959	1,047
Accumulated deficit	(468,810)	(437,495)

Total stockholders' equity	24,387	30,320

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$181,305	$183,736

Consolidated Statements of Operations (U.S. dollars in thousands, except for share data; Unaudited)

	Three Months ended December 31		Twelve Months ended December 31,
	2024	2023	2024	2023

Revenue:

Subscription	$43,414	$40,787	$167,681	$162,750
Professional services	2,195	3,689	11,036	12,422

Total revenue	45,609	44,476	178,717	175,172

Cost of revenue:

Subscription	9,852	11,118	42,552	44,224
Professional services	3,476	4,712	17,059	18,714

Total cost of revenue	13,328	15,830	59,611	62,938

Gross profit	32,281	28,646	119,106	112,234

Operating expenses:

Research and development	12,970	12,737	49,430	52,400
Sales and marketing	12,345	12,309	47,766	48,798
General and administrative	10,759	12,420	46,009	48,718
Restructuring	—	—	—	973

Total operating expenses	36,074	37,466	143,205	150,889

Operating loss	3,793	8,820	24,099	38,655

Financial expenses (income), net	1,238	1,847	(434)	(1,200)

Loss before provision for income taxes	5,031	10,667	23,665	37,455
Provision for income taxes	1,574	1,400	7,650	8,911

Net loss	6,605	12,067	31,315	46,366

Net loss per share	$0.04	$0.09	$0.21	$0.34

Weighted-average shares used in computing net loss per share	150,452,462	141,791,191	147,925,797	138,237,017

Consolidated Statements of Operations (U.S. dollars in thousands, except for share data; Unaudited)
Stock-based compensation included in above line items:

	Three Months ended December 31,		Twelve Months ended December 31,
	2024	2023	2024	2023

Cost of revenue	$195	$301	$1,002	$1,128
Research and development	1,178	1,295	4,775	4,734
Sales and marketing	518	840	2,701	3,187
General and administrative	3,308	5,588	17,786	20,931

Total	$5,199	$8,024	$26,264	$29,980

Revenue by Segment (U.S. dollars in thousands; Unaudited):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

Enterprise, Education and Technology	$32,958	$31,569	$128,704	$125,154
Media and Telecom	12,651	12,907	50,013	50,018

Total	$45,609	$44,476	$178,717	$175,172

Gross Profit by Segment (U.S. dollars in thousands; Unaudited):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

Enterprise, Education and Technology	$25,901	$22,998	$96,928	$91,624
Media and Telecom	6,380	5,648	22,178	20,610

Total	$32,281	$28,646	$119,106	$112,234

Consolidated Statement of Cash Flows (U.S. dollars in thousands; Unaudited)

	Twelve Months Ended December 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(31,315)	$(46,366)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	5,064	4,717
Stock-based compensation expenses	26,264	29,980
Amortization of deferred contract acquisition and fulfillment costs	11,447	11,669
Non-cash interest income, net	(1,219)	(1,023)
Gain on foreign exchange	(90)	(728)
Changes in operating assets and liabilities:
Decrease in trade receivables	3,334	5,475
Decrease (Increase) in prepaid expenses and other current assets and other assets, noncurrent	(949)	648
Increase in deferred contract acquisition and fulfillment costs	(7,497)	(6,561)
Decrease in trade payables	(534)	(5,884)
Increase in accrued expenses and other current liabilities	5,376	797
Increase (Decrease) in employees and payroll accruals	2,748	(2,233)
Increase (Decrease) in other liabilities, noncurrent	(14)	443
Increase in deferred revenue	458	1,626
Operating lease right-of-use assets and lease liabilities, net	(840)	(863)

Net cash provided by (used in) operating activities	12,233	(8,303)

Cash flows from investing activities:

Investment in available-for-sale marketable securities	(50,874)	(47,708)
Proceeds from maturities of available-for-sale marketable securities	38,981	51,976
Purchases of property and equipment	(521)	(2,607)
Capitalized internal-use software development costs	—	(1,493)
Investment in restricted bank deposit	—	(1,751)

Net cash used in investing activities	(12,414)	(1,583)

Cash flows from financing activities:

Proceeds from long-term loans	—	3,500
Repayment of long-term loans	(2,187)	(4,500)
Proceeds from exercise of stock options	1,620	1,383
Payment of debt issuance costs	(17)	(274)
Repurchase of common stock	(2,920)	—
Payments on account of repurchase of common stock	(30)	—

Net cash provided by (used in) financing activities	(3,534)	109

Effect of exchange rate changes on cash, cash equivalents and restricted cash	$90	$728

Net decrease in cash, cash equivalents and restricted cash	$(3,625)	$(9,049)
Cash, cash equivalents and restricted cash at the beginning of the year	36,784	45,833

Cash, cash equivalents and restricted cash at the end of the year	$33,159	$36,784

Reconciliation from GAAP to Non-GAAP Results (U.S. dollars in thousands; Unaudited)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2024	2023	2024	2023
Reconciliation of gross profit and gross margin
GAAP gross profit	$32,281	$28,646	$119,106	$112,234
Stock-based compensation expense	195	301	1,002	1,128
Amortization of acquired intangibles	107	107	427	426
Non-GAAP gross profit	$32,583	$29,054	$120,535	$113,788
GAAP gross margin	71%	64%	67%	64%
Non-GAAP gross margin	71%	65%	67%	65%
Reconciliation of operating expenses
GAAP research and development expenses	$12,970	$12,737	$49,430	$52,400
Stock-based compensation expense	1,178	1,295	4,775	4,734
Amortization of acquired intangibles	—	—	—	—
Non-GAAP research and development expenses	$11,792	$11,442	$44,655	$47,666
GAAP sales and marketing	$12,345	$12,309	$47,766	$48,798
Stock-based compensation expense	518	840	2,701	3,187
Amortization of acquired intangibles	11	13	50	128
Non-GAAP sales and marketing expenses	$11,816	$11,456	$45,015	$45,483
GAAP general and administrative expenses	$10,759	$12,420	$46,009	$48,718
Stock-based compensation expense	3,308	5,588	17,786	20,931
Amortization of acquired intangibles	—	—	—	—
Facility exit and transition costs (a)	—	—	—	154
War related costs (b)	22	331	44	331
Non-GAAP general and administrative expenses	$7,429	$6,501	$28,179	$27,302
Reconciliation of operating loss and operating margin
GAAP operating loss	$(3,793)	$(8,820)	$(24,099)	$(38,655)
Stock-based compensation expense	5,199	8,024	26,264	29,980
Amortization of acquired intangibles	118	120	477	554
Restructuring (c)	—	—	—	973
Facility exit and transition costs (a)	—	—	—	154
War related costs (b)	22	331	44	331
Non-GAAP operating income ( loss)	$1,546	$(345)	$2,686	$(6,663)
GAAP operating margin	(8)%	(20)%	(13)%	(22)%
Non-GAAP operating margin	3%	(1)%	2%	(4)%
Reconciliation of net loss
GAAP net loss attributable to common stockholders	$(6,605)	$(12,067)	$(31,315)	$(46,366)
Stock-based compensation expense	5,199	8,024	26,264	29,980
Amortization of acquired intangibles	118	120	477	554
Restructuring (c)	—	—	—	973
Facility exit and transition costs (a)	—	—	—	154
War related costs (b)	22	331	44	331
Non-GAAP loss attributable to common stockholders	$(1,266)	$(3,592)	$(4,530)	$(14,374)

Non-GAAP net loss per share - basic and diluted	$0.01	$0.03	$0.03	$0.10

Adjusted EBITDA (U.S. dollars in thousands; Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

Net loss	$(6,605)	$(12,067)	$(31,315)	$(46,366)
Financial expenses (income), net (d)	1,238	1,847	(434)	(1,200)
Provision for income taxes	1,574	1,400	7,650	8,911
Depreciation and amortization	1,230	1,308	5,065	4,717
EBITDA	(2,563)	(7,512)	(19,035)	(33,938)
Non-cash stock-based compensation expense	5,199	8,024	26,264	29,980
Facility exit and transition costs (a)	—	—	—	154
Restructuring (c)	—	—	—	973
War related costs (b)	22	331	44	331
Adjusted EBITDA	$2,658	$843	$7,273	$(2,500)

(a)Facility exit and transition costs for the year ended December 31, 2023, include losses from sale of fixed assets and other costs associated with moving to our temporary office in Israel.
(b)The years ended December 31, 2024, and 2023 include costs related to conflicts in Israel. These costs are attributable to the temporary relocation of key employees from Israel for business continuity purposes, the purchase of emergency equipment for key employees, charitable donations to communities directly impacted by the war, and office fixes and modifications.

(c)The year ended December 31, 2023 includes employee termination benefits incurred in connection with our 2023 reorganization plan.
(d)The three months ended December 31, 2024 and 2023, and the year ended December 31, 2024 and 2023 include $551, $692, $2,682 and $3,178, respectively, of interest expenses and $902, $538, $3,355, and $2,735, respectively, of interest income.

Reported KPIs

	December 31,
	2024	2023
	(U.S. dollars amounts in thousands)
Annualized Recurring Revenue	$173,900	$164,723
Remaining Performance Obligations	$203,379	$185,305

	Three Months Ended December 31,
	2024	2023
Net Dollar Retention Rate	103%	98%